                               MARKETING MATERIALS


                                       FOR


                               GOSHEN SAVINGS BANK


                            STOCK CONVERSION CAMPAIGN


Revised
April 11, 1997

QUESTIONS AND ANSWERS BROCHURE
------------------------------



Cover Page




                                  [Bank's Logo]





                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                            GSB FINANCIAL CORPORATION

                         the Proposed Holding Company of
                               Goshen Savings Bank

Questions and Answers Brochure
------------------------------

                                  Inside Cover





         You can be one of the initial stockholders of GSB Financial Corporation, the proposed holding company of Goshen Savings Bank. GSB Financial Corporation is "going public" as part of Goshen Savings' conversion from a mutual savings bank to a federally chartered stock savings bank. The Bank will continue to be known as Goshen Savings Bank. Now you have the opportunity to invest in the Bank by purchasing stock in the initial offering by GSB Financial Corporation. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in GSB Financial.

Questions and Answers Brochure
------------------------------

ABOUT THE TRANSACTION
---------------------

 1.      WHAT IS A CONVERSION?

         Goshen Savings Bank is now a mutual savings bank, which does not have stockholders. After the Conversion, we will be a stock savings bank owned by a holding company. The holding company, GSB Financial Corporation, will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of its common stock to certain depositors and tax-qualified employee plans of Goshen Savings and, depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

 2.      WHAT IS GSB FINANCIAL CORPORATION AND WHY WAS IT FORMED?

         GSB Financial Corporation is a newly organized holding company created by Goshen Savings specifically to purchase 100% ownership in Goshen Savings. The holding company currently has no stockholders, but is offering shares of its common stock to certain depositors and tax-qualified employee plans of Goshen Savings and, depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of GSB Financial Corporation's stock will support future banking activities and local expansion of the financial services currently offered through Goshen Savings.

 3.      WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The Conversion and sale of stock will increase Goshen Savings' capital, enabling it to do many things, including possibly the following:

         - support expansion of financial services
         - enhance ability to expand through acquisitions
         - better compete with other financial institutions
         - facilitate future access to the capital markets

         Please review "Use of Proceeds" in the Prospectus for Goshen Savings' and the holding company's initial plans with respect to the capital to be raised in the Conversion.

         There are certain risks in investing in GSB Financial Corporation common stock. An offer is made only by a prospectus accompanied by a stock order form and certification. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors."

Questions and Answers Brochure
------------------------------

 4.      WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?

         No. The Conversion will not affect the terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

 5.      HOW DO I BENEFIT FROM THE CONVERSION?

         Eligible depositors will be given the opportunity to subscribe or place an order to purchase stock in GSB Financial Corporation and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Goshen Savings to provide expanded services to its customers and the community.


ABOUT PURCHASING STOCK
----------------------

 6.      WHO MAY PURCHASE STOCK?

         GSB Financial Corporation is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase GSB Financial Corporation's common stock during the Subscription Offering.

         - Eligible Account Holders. Persons who had a savings deposit at Goshen Savings on the Eligibility Record Date, December 31, 1995.

         -    Tax Qualified Employee Plans of Goshen Savings.

         - Supplemental Eligible Account Holders. Persons who had a savings deposit on the Supplemental Eligibility Record Date, March 31, 1997.

         -   Other Members. Depositors as of the Voting Record Date, ___, 1997.


         GSB Financial Corporation may, depending upon market conditions and the availability of shares, offer stock to certain persons in a public offering.

Questions and Answers Brochure
------------------------------
Page 5


 7.      WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

         The aggregate value of GSB Financial Corporation stock has been determined by an independent, nationally recognized appraisal firm. The purchase price per share is $10.00. Up to 1,955,000 shares are being offered for sale (or up to 2,248,250 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

 8.      WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

         Yes. All subscribers, including Goshen Savings' Board of Directors and management, will pay the same price during the Offering.

 9.      ARE DEPOSITORS OBLIGATED TO BUY STOCK?

         No.  But our depositors have a priority subscription right.

10.      HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         The individual purchase limit is 15,000 shares. Individuals acting in concert or groups of persons may purchase up to 15,000 shares. The actual number of shares to be issued is expected to be between 1,445,000 and 1,955,000 (or up to 2,248,250 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

11.      WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase limit is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

         No. Like any other common stock, GSB Financial Corporation's stock will not be insured by the FDIC or any governmental agency.

13.      IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

         GSB Financial Corporation has applied to have the common stock quoted on the Nasdaq Stock Market under the symbol "GOSB". No assurance can be given, however, that the GSB Financial Corporation's stock will be quoted on the Nasdaq Stock Market or that an active and liquid market for the common stock will develop or that an investor will be able to resell the common stock at or above the original purchase price after Conversion.

Questions and Answers Brochure
------------------------------

14.      WILL THERE BE ANY DIVIDENDS?

         GSB Financial Corporation does not currently intend to pay dividends on its common stock but it may do so in the future. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of GSB Financial Corporation, Goshen Savings' compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

         Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount paid (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by GSB Financial Corporation prior to 12:00 noon, Eastern time, on June --,1997. The payment options for stock purchases are as follows:

         - Check or money order sent or delivered to a Goshen Savings branch or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate per annum until the Conversion is completed.

         - Withdrawal of funds from any existing account of Goshen Savings in an amount equal to the Purchase Price (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from a Goshen Savings certificate of deposit will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

         - Orders of $25,000 or more must be paid by Goshen Savings account withdrawals, certified check, cashier's check, or money order.

         - IRA purchases. If you wish to purchase shares of GSB Financial Corporation's stock for an IRA account, either at Goshen Savings or elsewhere, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (914) 219-3999 so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.

Questions and Answers Brochure
------------------------------

16.      MAY I CHANGE MY MIND AFTER I SUBMIT AN ORDER?

         The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.


ABOUT VOTING RIGHTS
-------------------

18.      WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors at the Voting Record Date of ___, 1997 who continue to be depositors at the date of the Special Meeting are eligible to vote. The Special Meeting to vote on the conversion will be held on June --, 1997.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per voting member is 1,000. However, if you have different accounts with different titles, the accounts may be treated separately and you may be able to cast more than 1,000 votes.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE GSB FINANCIAL CORPORATION STOCK?

         No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase GSB Financial Corporation stock. All depositors with voting rights are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

Questions and Answers Brochure
------------------------------

21.      WHAT HAPPENS IF I DON'T VOTE?

         Failing to vote could be equivalent to voting against the Plan of Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.

22.      MAY I COME TO THE SPECIAL MEETING AND VOTE?

         Yes. However, if you have voting rights, you are encouraged to send a proxy card(s) to Goshen Savings prior to the meeting even if you plan to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

         Yes. Please vote ALL the proxy cards you receive. You may have more than one account under different titles and separate proxy cards may be required for each of them.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

         No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.      IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

         No. After the Conversion, only stockholders will have voting rights. However, the operations of Goshen Savings and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Center at:

                            Telephone: (914) 219-3999

Questions and Answers Brochure
------------------------------

Back Cover











                               Goshen Savings Bank


                                  Stock Center
                             One South Church Street
                             Goshen, New York 10924

                            Telephone: (914) 219-3999






THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED

FOLDER AND MANAGEMENT AND DIRECTORS PROFILE
-------------------------------------------

Front Cover







                                  [Bank's Logo]





                            GSB Financial Corporation


                          proposed holding company for


                               Goshen Savings Bank

Folder and Management and Directors Profile
-------------------------------------------
Page 2


Inside Front Cover

HEADER
------

Our Board of Directors and management show support and confidence in the future of Goshen Savings.

                Meet Our Board of Directors and Management Team.

Board of Directors of Goshen Savings Bank and GSB Financial Corporation
------------------------------------------------------------------------

Clifford E. Kelsey, Jr.
President, Chief Executive Officer and Director

Richard Durland
Executive Vice President, Treasurer and Director

Herbert C. Mueller
Director

Roy L. Lippincott
Director

Stephen O. Hopkins
Director

Gene J. Gengel
Director


Executive Officers of Goshen Savings Bank and GSB Financial Corporation:
------------------------------------------------------------------------

Clifford E. Kelsey, Jr.                   Richard C. Durland
President and Chief Executive Officer     Executive Vice President and Treasurer

Stephen W. Dederick                       Jenny M. Ford
Chief Financial Officer                   Vice President and Secretary

Diane D. King
Senior Vice President and Assistant Treasurer


The Board of Directors and Executive Officers of Goshen Savings Bank intend to purchase an aggregate of $576,450 of GSB Financial Corporation stock.



THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

Folder and Management and Directors Profile
--------------------------------------------
Page 3


Inside Back Cover















             [Blank with fold over flap to hold offering materials.]


                          (Insert attached graphs here)

Folder and Management and Directors Profile
--------------------------------------------
Page 4


Back Cover







                                   [Bank Logo]








                           CALL FOR MORE INFORMATION!







                                  Stock Center
                             One South Church Street
                             Goshen, New York 10924
                            Telephone: (914) 219-3999

       PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - Approx. 2 1/2' X 4'
       -----------------------------------------------------------------







                                  [Bank's Logo]





                   GSB Financial Corporation is Going Public!



                  You may now own a part of Goshen Savings Bank
                          by purchasing shares of stock
           in its proposed holding company, GSB Financial Corporation


                For further information about the stock offering
                            call the Stock Center at

                                 (914) 219-3999







THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

NEWSPAPER ADVERTISEMENT
-----------------------


                                    NEW ISSUE

                             [Holding Company Logo]






           GSB Financial Corporation, the proposed holding company for
                               Goshen Savings Bank
                                is going public!


            Up to 1,955,000 shares of Common Stock are being offered
                  at a Subscription Price of $10.00 per share.


                              For Information Call:
                                  Stock Center

                            Telephone (914) 219-3999



                     or stop by the Stock Center located at
                             One South Church Street
                             Goshen, New York 10924


The Subscription Offering period deadline is 12:00 Noon, Eastern Time June ____, 1997.




THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER CAN BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                I M P O R T A N T

                         P  R  O  X  Y    R E M I N D E R





                                   [Bank Logo]

                               GOSHEN SAVINGS BANK


YOUR VOTE ON GOSHEN SAVINGS' STOCK CONVERSION IS VERY IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER THEM TO GOSHEN SAVINGS TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF CONVERSION.

THE BOARD OF DIRECTORS                                       GOSHEN SAVINGS BANK


              If you have already mailed your proxy card(s), please
                  accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                                at (914) 219-3999


THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

N E W S  R E L E A S E                    For Additional Information Contact:
                                           Mr. Clifford E. Kelsey, Jr.
                                           President and Chief Executive Officer
                                           Goshen Savings Bank
                                           1 South Church Street
                                           Goshen, New York 10924
Immediate Release                          (914) 219-3999
___________, 1997


                            GOSHEN SAVINGS BANK, INC.
                          PROPOSED HOLDING COMPANY FOR
                               GOSHEN SAVINGS BANK
                               OFFERS COMMON STOCK

On ___________, 1997 the Office of Thrift Supervision approved an application submitted by Goshen Savings Bank to convert from a federal mutual savings bank to a federal stock savings bank, subject to approval by the Bank's depositors at a special meeting. The Bank has formed a holding company, GSB Financial Corporation, which is currently offering for sale shares of its common stock to certain present and former depositors of Goshen Savings in a Subscription Offering.

Mr. Clifford E. Kelsey, Jr., President and Chief Executive Officer of Goshen Savings, stated that the normal business of the Bank of accepting deposits and making mortgage loans will continue and that Goshen Savings will continue to emphasize customer service to its depositors and borrowers. "The stock conversion is a very positive move for us. We will continue to do what we do best, serving our customers through our array of financial products and services," stated Mr. Kelsey.

                                    # More #

N E W S  R E L E A S E

Page 2


During the Subscription Offering, which expires on June ___, 1997, certain present and former depositors have the opportunity to order stock in GSB Financial Corporation. Depending on market conditions and availability of shares, stock may also be offered to certain persons in a Public Offering. Up to 1,955,000 shares are being offered at a purchase price of $10.00 per share (subject to increase to 2,248,250 shares under certain circumstances).

Capital Resources, Inc., a Washington, D.C. based investment banking company, is assisting Goshen Savings in its conversion to stock ownership and the sale of the stock in the Offering. Information relating to the Offering and the operations of the Bank is contained in the Prospectus that has been mailed to depositors of Goshen Savings. The Subscription Offering will end at 12:00 noon Eastern time on June __, 1997.

Copies of the Prospectus, containing information relating to the Offering, may be obtained from the Stock Center located at One South Church Street, Goshen, New York 12010. Persons who desire to purchase stock may call the Stock Center at (914) 291-3999 for further information.


THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.


                                   ### END ###

                               GOSHEN SAVINGS BANK



                                  COVER LETTERS


                                       FOR


                          CONVERSION OFFERING MATERIALS



















Revised
April 11, 1997

1. Letter to Members and Friends (Closed Accounts)


May ___, 1997




Dear Depositors and Friends:

       The Board of Directors of Goshen Savings Bank ("Goshen Savings") has adopted a plan to convert to a federally chartered stock savings bank (the "Conversion"). As a stock company, Goshen Savings will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Goshen Savings will increase its capital and will enable Goshen Savings to support future banking activities. The Conversion will not affect your deposit accounts or loans with Goshen Savings or existing FDIC insurance coverage for your deposit accounts.

       As part of the Conversion, Goshen Savings has formed a holding company, GSB Financial Corporation. GSB Financial Corporation will own all of the common stock of Goshen Savings. GSB Financial Corporation is offering up to 1,955,000 shares of its common stock (subject to increase to 2,248,250 shares under certain conditions) to customers of Goshen Savings at a subscription price of $10.00 per share. As a depositor on either December 31, 1995, March 31, 1997, or May __, 1997, you have a preferential right to subscribe to purchase the stock of GSB Corporation during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

       o PROSPECTUS containing detailed information about Goshen Savings and the stock offering. Please read the Prospectus carefully before making your investment decision.

       o BROCHURE which answers questions about the Conversion and stock offering.

       o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of GSB Financial Corporation stock. Payment by check or written authorization to withdraw from a specified Goshen Savings account must accompany each order form and certification. Orders of $25,000 or more must be paid by Goshen Savings account withdrawals, certified check, cashier's check, or money order. Order forms must be received by Goshen Savings no later than 12:00 noon, Eastern time on June __, 1997.

       If you would like to purchase GSB Financial Corporation stock for your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (914) 219-3999.

Letter to Members and Friends
Page 2


       If you were a depositor of Goshen Savings on May __, 1997, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Goshen Savings take this important step by signing the enclosed proxy card(s) and, casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope. We urge you to vote "Yes" even if you do not want to purchase any stock. Voting in favor of the Conversion does not require you to purchase stock.

       We believe it is in the best interest of Goshen Savings to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Center at (914) 219-3999.

Sincerely,



Clifford E. Kelsey, Jr.
President and Chief
   Executive Officer

Enclosures
VS














-------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
-------------------------------------------------------------------------------

2. Letter for branch packages, Stock Center, non-members.



May ___, 1997





Dear Prospective Investor:

       Goshen Savings Bank ("Goshen Savings") is converting to a federal stock savings bank (the "Conversion").

       As part of the Conversion, Goshen Savings has formed a holding company, GSB Financial Corporation. GSB Financial Corporation will own all of the common stock of Goshen Savings. GSB Financial Corporation is offering up to 1,955,000 shares of its common stock at a purchase price of $10.00 per share. Even if you are not a present or former depositor with subscription rights, you may have the opportunity to purchase shares without paying a fee or commission. Certain depositors have priority rights to purchase shares in the Subscription Offering and therefore your order may not be filled.

       For your convenience, enclosed are the following materials:


       o PROSPECTUS containing detailed information about Goshen Savings and the stock offering. Please read the prospectus carefully before making your investment decision.

       o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of GSB Financial Corporation's stock. Payment by check or written authorization to withdraw from a specified Goshen Savings account must accompany each order form and certification. Orders of $25,000 or more must be paid by Goshen Savings account withdrawals, certified check, cashier's check or money order. If you are interested in purchasing shares of GSB Financial Corporation's stock in this offering, your completed stock order form and certification along with payment must be received by Goshen Savings by no later than 12:00 noon, Eastern time on ________, 1997.

Letter for Branch Packages, Stock Center, non-members
Page 2


       We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (914) 219-3999.

Sincerely,



Clifford E. Kelsey, Jr.
President and Chief
   Executive Officer

Enclosures
P

















-------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED
-------------------------------------------------------------------------------

3. Capital Resources Cover Letter to Blue Sky States





                                                              May __, 1997




To Depositors and Friends of Goshen Savings Bank:

       Capital Resources, Inc. is an NASD member broker/dealer assisting Goshen Savings Bank ("Goshen Savings") in its conversion from a mutual to a stock savings bank.

       At the request of Goshen Savings and GSB Financial Corporation, the proposed parent holding company of Goshen Savings, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Goshen Savings. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of GSB Financial Corporation.

       We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (914) 219-3999.

                                                Very truly yours,



                                                Capital Resources, Inc.

Enclosures
BD


-------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
-------------------------------------------------------------------------------

4. Letter to Members in "Dark Blue-Sky" States and Foreign Accounts


May ___, 1997


Dear Depositor:

       Goshen Savings Bank ("Goshen Savings") is converting to a federal stock savings bank with the concurrent formation of a holding company, GSB Financial Corporation.

       Enclosed you will find a Proxy Statement and Prospectus describing the conversion and proxy card(s). As a depositor of Goshen Savings on May --, 1997, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the Plan of Conversion.

       Although you may vote on Goshen Savings' Plan of Conversion, GSB Financial Corporation unfortunately is unable to either offer or sell its common stock to you because (I) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of GSB Financial Corporation, its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of GSB Financial Corporation.

       If you have any questions about your voting rights or the conversion in general, please call the Stock Center at (914) 219-3999.

Sincerely,



Clifford E. Kelsey, Jr.
President and Chief
   Executive Officer

Enclosures
J

-------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK OF GSB FINANCIAL CORPORATION. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OF ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
-------------------------------------------------------------------------------

                                                ----------------------------
                 Logo                              Stock Offering Expires
                                                         12:00 Noon
                                                       June ____, 1997
                                                ----------------------------

(Holding Company for Goshen Savings Bank)             Stock Center
                                                One South Church Street
                                                   Goshen, NY 10924
                                                    (914) 219-3999

                                STOCK ORDER FORM
-------------------------------------------------------------------------------
Number of Shares
-------------------------------------------------------------------------------
    Number of Shares           Purchase Price            Total Payment Due
------------------------                              -------------------------
                           X      $10.00
------------------------                              -------------------------
The minimum number of shares that may be subscribed for is 25 and the maximum number is 15,000 shares per individual or per account. The limit for any person together with their associates or persons acting in concert in the Conversion is 15,000 shares. Management has the discretion to increase or decrease the purchase limit within regulations. Orders of $25,000 or more must be paid by Goshen Savings Bank account withdrawals, certified funds, cashier's check or money order.
-------------------------------------------------------------------------------
Method of Payment
-------------------------------------------------------------------------------
/ / Enclosed is a check or money order made payable to GSB Financial
    Corporation for $_______________. Do not mail cash. Please take cash payment in person to any Goshen Savings
                                      Bank office.

/ / I authorize Goshen Savings Bank to withdraw the indicated amounts from the following Goshen Savings Bank accounts, and understand that the amounts will not otherwise be available for withdrawal.
       Account Number           Amount
----------------------------------------------  To withdraw from an account with
                             $                  check writing privileges, please
----------------------------------------------  write a check. (Call the Stock
                             $                  Center for IRA transactions.)
----------------------------------------------
                             $                  There will be no penalty for
----------------------------------------------  early withdrawals of funds used
                             $                  to order stock.
                             -----------------

-------------------------------------------------------------------------------
Purchaser Information
-------------------------------------------------------------------------------
/ / Check here if you are a director, officer or employee of Goshen Savings Bank or a member of their immediate families.
/ / Check here if you were a depositor on December 31, 1995, March 31, 1997 or
    ______, 1997. If you check this box, please enter all your account information for each of these dates below: (If you need additional space, please attach a separate sheet.)

Name(s) on Accounts   Account Number      Name(s) on Accounts     Account Number
--------------------------------------------------------------------------------
-------------------   ---------------     --------------------   ---------------
-------------------   ---------------     --------------------   ---------------
-------------------   ---------------     --------------------   ---------------
-------------------   ---------------     --------------------   ---------------
-------------------   ---------------     --------------------   ---------------
--------------------------------------------------------------------------------
/ / I am not acting in concert with any other persons purchasing stock in the
    Conversion nor are any of my associates purchasing stock.
/ / I am acting in concert with the following purchasers and/or the following purchasers are my associates: _____________, _____________, _______________.
-------------------------------------------------------------------------------
Stock Registration
-------------------------------------------------------------------------------
Please review the guidelines on the back of this form. Print the name(s) in which you want the stock registered and the mailing address for the registration. Names must appear exactly as on your account at Goshen Savings Bank if you are subscribing as an Eligible Account Holder, Supplemental Account Holder or Other Member.
SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.
Form of ownership: Please check one.

/ /  Individual                 / / Tenants in common             / / Uniform Transfers to Minors Act
/ /  Joint Tenants              / / Corporation or partnership    / / Uniform Gifts to Minors Act
/ /  Other _________________                                      / / Fiduciary ______________________
            please specify                                                          adoption date

-------------------------------------------------------------------------------
Name                                    Social Security or Tax I.D. No.

-------------------------------------------------------------------------------
Name                                    Evening Telephone

-------------------------------------------------------------------------------
Street Address                          Daytime Telephone

-------------------------------------------------------------------------------
City          State        Zip          County of Residence

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
NASD Affiliation
-------------------------------------------------------------------------------
Please read the NASD Affiliation section on the reverse side of this form: Check if applicable and initial where indicated with *.

/ / Check here if you are a member    interest. In accordance with
    of the NASD or a person           the conditions for an exception
    associated with an NASD member    from the interpretation, I agree
    or a partner with a securities    (I) not to sell, transfer or
    brokerage firm or a member of     hypothecate this stock for a
    the immediate family of any       period of 90 days following
    such person to whose support      issuance and (ii) to report this
    such person contributes           subscription in writing to the
    directly or indirectly            applicable NASD member I am
    or if you have an account         associated with within one
    in which an NASD member or        day of payment of the stock.
    person associated with an         *_____________________(Initial)
    NASD member has a beneficial
-------------------------------------------------------------------------------
Acknowledgements
-------------------------------------------------------------------------------
To purchase stock in the Subscription Offering, this fully completed Stock Order Form must be actually received by Goshen Savings Bank no later than 12:00 noon, Eastern Time on _____________, unless extended, otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization and signed Certification, may be delivered to Goshen Savings Bank or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights. The undersigned certifies that this stock order is for my account only and there is no agreement or understanding regarding the transfer of my subscription rights or any further sales or transfer of these shares.

It us understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Goshen Savings Bank described in the accompanying Prospectus, receipt of which is hereby acknowledged at least 48 hours prior to delivery of this Stock Order Form to Goshen Savings Bank. If the minimum shares cannot be sold, all orders will be canceled and funds received as payment will be returned promptly.

The undersigned agrees that after receipt by GSB Financial, this Stock Order Form may not be modified, withdrawn or canceled (unless the Conversion is not completed by ______________) and if Goshen Savings Bank has been given authorization to withdraw a specified amount from deposit accounts at Goshen Savings Bank as payment shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE SAIF, THE FDIC OR THE FEDERAL GOVERNMENT.

Under penalty of perjury, I certify that the Social Security or Tax ID Number on this Stock Order Form is true, correct and complete and that I am not subject to back-up withholding.
-------------------------------------------------------------------------------
Sign Below (You must also read and sign the Certification on the reverse side to purchase stock).
-------------------------------------------------------------------------------
Sign and date the form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED ON THE FRONT AND BACK.

If you need help completing this form, you may call the Stock Center at
(914) 219-3999
===============================================================================
x
-------------------------------------------------------------------------------
Authorized Signature       Title (if applicable)            Date
x
-------------------------------------------------------------------------------
Authorized Signature       Title (if applicable)            Date
===============================================================================

-------------------------------------------------------------------------------
                        GUIDELINES FOR REGISTERING STOCK
-------------------------------------------------------------------------------
       For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registrations which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your GSB Financial Corporation stock should be registered, see your legal advisor.

       To ensure correct registration, please follow the instructions for the ownership you select:

-------------------------------------------------------------------------------
GENERAL INSTRUCTIONS:      o  Include the first name, middle initial, and last
                              name of each person listed. Avoid the use of an
                              initial in place of the first name.
                           o  Do not use titles such as ("Mr.," "Mrs.," "Dr.,"
                              etc.)
                           o  Omit words that do not affect ownership rights
                              such as "special account" "personal property,"
                              etc.
-------------------------------------------------------------------------------
INDIVIDUAL:                Instructions: Print the first name, middle initial,
                           and last name of the person in whose name the stock
                           is to be registered. You may not list beneficiaries
                           for this ownership.
-------------------------------------------------------------------------------
JOINT TENANTS:             Joint Tenancy with Right of Survivorship identifies
                           two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                           Instructions: Print the first name, middle initial,
                           and last name of each joint tenant. You may not list
                           beneficiaries for this ownership.
-------------------------------------------------------------------------------
TENANTS IN COMMON:         Tenants in Common identifies two or more persons as
                           owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

                           Instructions: Print the first name, middle initial,
                           and last name of each co-tenant. You may not list
                           beneficiaries for this ownership.
-------------------------------------------------------------------------------
FIDUCIARIES:               Generally, fiduciary relationships (such as
                           Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                           Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as conservator, personal representative, etc.

                           On the second "NAME" line, print either the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.)

                           In the blank above "Adoption Date," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.
                           EXAMPLE OF A FIDUCIARY REGISTRATION:
                           John D. Smith Trustee for Tom A. Smith Under
                           Agreement Dated 6/6/74.

                           PLEASE NOTE THAT "TOTTEN TRUST" AND "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK.

                           For example, stock cannot be registered as "John Doe Trustee for Jane Doe" or "John Doe Payable on Death to Jane Doe."

-------------------------------------------------------------------------------
UNIFORM GIFTS TO           For New York residents and residents of many states,
MINORS ACT/UNIFORM         stock may be held in the name of a custodian for the
TRANSFERS TO MINORS:       benefit of a minor under the Uniform Transfers to
                           Minors Act. For residents of some other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states.
                           For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

                           Instructions: If you are a New York resident and wish to register stock in this ownership, check "Uniform Transfers to Minors Act." For other states, see your legal advisor if you are unsure about the correct registration of your stock.

                           On the first "NAME" line, print the first name, middle initial, and last name of the custodian with the abbreviation "CUST" after the name.

                           Print the first name, middle initial, and last name of the minor on the second "NAME" line.

                           Only one custodian and one minor may be designated.
-------------------------------------------------------------------------------
NASD AFFILIATION:          Please refer to the NASD AFFILIATION statement on the
                           face of this form. If applicable, initial where
                           indicated and check the box. The National Association
                           of Securities Dealers, Inc. Interpretation With
                           Respect to Free-Riding and Withholding (the
                           "Interpretation") restricts the sale of a "hot issue"
                           (securities that trade at a premium in the
                           aftermarket) to NASD members, persons associated with
                           NASD members (i.e., an owner, director, officer,
                           partner, employee or agent of a NASD member) and
                           certain members of their families. Such persons are
                           requested to indicate that they will comply with
                           certain conditions required for an exemption from the
                           restrictions.
-------------------------------------------------------------------------------
CERTIFICATION:             I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT
                           OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS
                           NOT GUARANTEED BY GOSHEN SAVINGS BANK OR BY THE
                           FEDERAL GOVERNMENT.

                           If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I/we should call the Office of Thrift Supervision Regional Director, Northeast Regional Office, at (201) 413-1000.

                           I/We further certify that before purchasing the common stock, par value $0.01 per share, of GSB Financial Corporation, I/we received a prospectus that contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, among other
                           (1) interest rate risk; (2) allowance for loan losses; (3) lending concentration; (4) competition;
                           (5) impact of technological advances; (6) return on equity; (7) certain anti-takeover provisions; (8) voting control of officers and directors; (9) provisions in management contracts and benefit plans;
                           (10) absence of market for common stock; (11) possible increase in the valuation range and number of shares to be issued; (12) possible dilution from stock options and the ISAP; (13) possible adverse income tax consequences of the distribution of subscription rights; (14) regulation of financial institutions; and (15) risk of delayed offering. See "Risk Factors" on pages ___ through ___ of the prospectus.

           SIGNATURE: _____________________ SIGNATURE: _______________________

           PRINT NAME:_____________________ PRINT NAME:_______________________

           SIGNATURE:  ____________________ SIGNATURE: _______________________

           PRINT NAME:_____________________ PRINT NAME:_______________________